Exhibit 99.1
One Corporate Center
Rye, NY 10580-1422
GAMCO Investors, Inc
Fax (914) 921-5392
www.gabelli.com

For Immediate Release:	Contact:	Jeffrey M. Farber
Executive Vice-President and Chief Financial Officer
(914) 921-5147

For further information please visit
www.gabelli.com

GAMCO Reports 2nd Quarter 2009 Fully Diluted Earnings Per Share of $0.48
Net Income for the Second Quarter was $13.3 million

Rye, New York, August 6, 2009 – GAMCO Investors, Inc. (GAMCO) (NYSE: GBL) announced second quarter 2009 earnings of $0.48 per fully diluted share versus $0.51 per fully diluted share in the second quarter 2008.  Net income was $13.3 million in the second quarter 2009 compared to $14.5 million in the second quarter 2008.  On a sequential basis, Assets Under Management (AUM) were $21.4 billion as of June 30, 2009, 15.7% higher than March 31, 2009 AUM of $18.5 billion.  Importantly, Institutional and Private Wealth Management AUM increased 17.3% to $8.8 billion at June 30, 2009 from $7.5 billion at March 31, 2009.

For the six months ended June 30, 2009, earnings were $0.78 per fully diluted share versus $0.89 per fully diluted share in 2008.  Net income was $21.5 million for the six months ended June 30, 2009 compared to $24.9 million in the prior year’s period.

The Company had adjusted cash and investments, net of debt, noncontrolling interest and mandatorily redeemable shares of $472.5 million or $17.03 per share at June 30, 2009.  Book value was $471.1 million or $16.98 per share at June 30, 2009 which excludes noncontrolling interest of $3.8 million.

Commentary

Jeffrey M. Farber, the Company’s Executive Vice President-Finance/Corporate Development and Chief Financial Officer had the following comments, “Our investment performance was strong leading to substantial increases in assets under management on a sequential basis.  We continued our cost reduction efforts during the second quarter recognizing reductions in general and administrative costs.  We are adding incrementally to our investment and client service capabilities while offsetting the impact by looking for opportunities to reengineer our cost structure.  We continue to look at acquisition and lift-out opportunities to enhance our business.”

Investment Performance

Relative long-term investment performance remains strong.  Over half of all firm mutual funds performed in the top half of their Lipper categories on a one-, three-, five-, and ten-year total return basis, respectively as of June 30, 2009.  Also, 61% of the firm’s mutual funds have a 4- or 5-star 3 year Morningstar RatingTM.

Assets Under Management – Up 15.5% from March 31, 2009

Assets Under Management (AUM) were $21.4 billion as of June 30, 2009, 15.7% higher than March 31, 2009 AUM of $18.5 billion while 23.3% below June 30, 2008 AUM of $27.9 billion.  Equity AUM were $19.6 billion on June 30, 2009, 17.4% above the March 31, 2009 equity AUM of $16.7 billion and 26.6% below the $26.7 billion on June 30, 2008.  Highlights are as follows:

-
Our institutional and private wealth management business ended the quarter with $8.8 billion in separately managed accounts, up 17.3% from the March 31, 2009 level of $7.5 billion but 24.1% lower than the $11.6 billion on June 30, 2008.

-	Our closed-end funds had AUM of $3.8 billion on June 30, 2009, rising 11.8% from the $3.4 billion on March 31, 2009 but 33.3% below the $5.7 billion on June 30, 2008.

-	Our open-end equity funds AUM were $6.7 billion on June 30, 2009, 19.6% more than the $5.6 billion on March 31, 2009 but 26.4% below the $9.1 billion on June 30, 2008.

-
We have the opportunity to earn base fees and incentive fees for certain institutional client assets, assets attributable to preferred issues for our closed-end funds, our Gabelli Global Deal Fund (NYSE: GDL) and investment partnership assets.  As of June 30, 2009, assets with incentive based fees were $2.6 billion, up 4.0% from the $2.5 billion on March 31, 2009 and 18.8% below the $3.2 billion on June 30, 2008.  At June 30, 2009, we have unearned incentive fee revenues of $3.1 million on these assets representing $0.03 per diluted share after direct expenses and taxes.  These fees, which vary with the market value of the related AUM, are not recorded as revenues until the contract period has ended, which for the majority of these arrangements is December 31, 2009.

-	Our investment partnerships AUM were $266 million on June 30, 2009 versus $265 million on March 31, 2009 and $354 million on June 30, 2008.

-
AUM in The Gabelli U.S. Treasury Fund, our 100% U.S. Treasury money market fund, ranked #2 for the first six months of 2009 and #2 for the last twelve months ended June 30, 2009 by Lipper based on total return for U.S. Treasury Money Market Funds, was unchanged at $1.8 billion on June 30, 2009 versus March 31, 2009 and 50.0% higher than the June 30, 2008 AUM of $1.2 billion.

The Gabelli U.S. Treasury Fund ranked #2 out of 78 funds for the first half of 2009, #2 out of 77 funds for the one-year period, #2 out of 68 funds for the five-year period and #2 out of 48 funds for the ten-year period.  The rankings are based on total return over the length of the period.  Past performance is not indicative of future results.  Investment returns and yield will fluctuate. Income will be subject to federal income tax. An investment in the Fund is not guaranteed nor insured by the Federal Deposit Insurance Corporation or any government agency. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund.  The Adviser has waived certain fees.  Yields and returns would have been lower if fees had not been waived.
Investors should consider the investment objectives, risks, charges and expenses of the Fund carefully before investing. The prospectus, which contains more complete information about this and other matters, should be read carefully before investing.  You can obtain a prospectus by calling Gabelli & Company, Inc. at 1-800-GABELLI (1-800-422-3554), or by visiting http://www.gabelli.com.  Distributed by Gabelli & Company, Inc. One Corporate Center, Rye, NY 10580

Revenues
For the Quarter

Investment advisory fees for the second quarter 2009 were $36.0 million, a decline of 34.7% from $55.1 million in the 2008 second quarter (Second quarter 2009 revenues were 2.3% higher than first quarter 2009):

-	Open-end fund revenues were $16.8 million versus $24.9 million in second quarter 2008, a drop of 32.5% primarily due to lower average AUM.

-	Our closed-end fund revenues fell 44.1% to $6.6 million in the second quarter 2009 from $11.8 million in 2008 on lower AUM.

-	Institutional and high net worth separate account revenues, which are based primarily upon prior quarter-end AUM, decreased 32.2% to $12.0 million from $17.7 million in second quarter 2008.

-	Investment partnership revenues were $0.5 million, a decrease of $0.2 million or 28.6% from $0.7 million in 2008.

    Our institutional research services subsidiary achieved revenues of $3.9 million in the second quarter 2009, up 5.4% from the second quarter 2008 amount of $3.7 million reflecting the GGN offering and the success of our research product offerings and expanded client base attributable to increased sales and trade execution.

Open-end fund distribution fees and other income were $5.2 million for the second quarter 2009, a decrease of $1.4 million, or 21.2% from the prior year quarter of $6.6 million.  The main driver of this decrease was lower average assets in our open-end equity funds that generate distribution fees.

For the Six Months

Investment advisory fees for the six months ended June 30, 2009 were $71.2 million, a decline of 36.4% from $112.0 million in the 2008 period:

-	Open-end fund revenues were $32.5 million versus $48.5 million for the six months ended June 30, 2008, a drop of 33.0% primarily due to lower average AUM.

-	Our closed-end fund revenues fell 46.8% to $12.4 million for the six months ended June 30, 2009 from $23.3 million in 2008 on lower AUM.
-
Institutional and high net worth separate account revenues, which are based primarily upon prior quarter-end AUM, decreased 34.7% to $25.2 million from $38.6 million for the six months ended June 30, 2008.

-	Investment partnership revenues were $1.0 million, a decrease of $0.5 million or 33.3% from $1.5 million in 2008.

Commission revenues from Gabelli & Company, Inc. were $7.6 million for the six months ended June 30, 2009, up 10.1% from the six months ended June 30, 2008 amount of $6.9 million reflecting an expanded client base attributable to increased sales and trade execution as well as the success of our research product offerings.

Open-end fund distribution fees and other income were $9.7 million for the six months ended June 30, 2009, a decrease of $3.4 million, or 26.0% from the prior year six month period of $13.1 million.  The main driver of this decrease was lower average assets in our open-end equity funds that generate distribution fees.

Operating Income and Margin

Operating income before management fee was $15.0 million in the second quarter 2009, 37.0% lower than the $23.8 million in the second quarter 2008.  For the second quarter 2009, the operating margin before management fee was 33.1%, versus 36.4% in the second quarter of 2008.

Operating income before management fee was $27.8 million in 2009, 43.3% lower than the $49.0 million in 2008.  For the six months ended June 30, 2009, the operating margin before management fee was 31.4%, versus 37.2% for the six months ended June 30, 2008.

Other Income / (Expense)

Other income/(expense) (net of interest expense) was $8.1 million in the second quarter 2009 versus $2.0 million in the prior year’s second quarter.

Other income/(expense) (net of interest expense) was income of $8.7 million in the first six months of 2009 versus an expense of $3.6 million in the prior year’s period.

Income Taxes

The effective tax rate for the second quarter 2009 was 34.4%, compared to the prior year’s effective rate of 37.5%.  The current year’s rate includes a reduction to certain income tax reserves.

The effective tax rate for the six months ended June 30, 2009 was 33.8%, compared to the prior year’s effective rate of 39.3%.  The current year’s rate includes a reduction to income tax reserves while the prior year’s effective rate was increased by an adjustment relating to the deductibility of a legal settlement.

Investment Highlights

-	The Gabelli Small Cap Growth Fund Class AAA shares (GABSX) was named in a Smart Money article on June 23, 2009 highlighting small-cap mutual funds that are beating their peers.

-	Morningstar rated 11 of the Class AAA share open-end funds that we distribute five or four stars overall as of June 30, 2009. Please see Appendix A at page 14 for a list.

-
On June 19, 2009, a Wall Street Journal SmartMoney Fund Screen report titled 22 ‘Go Anywhere’ Funds That Are Thriving featured the Gabelli Asset Fund Class AAA shares (GABAX) among twenty-two multicap equity funds using the following criteria: the funds must first be beating the 2009 return of the typical S&P 500 index fund... performance track records during the trailing three- and five-year periods that put each fund in the top 25% of their respective categories…do not charge a sales load… a minimum investment under $5,000… open to new money... charge less than a 1.5% expense ratio.  Through June 30, 2009 the 1, 5 and 10 year return for the Gabelli Asset Fund Class AAA shares was -26.08%, 0.78% and 2.78%, respectively.  The current expense ratio for the Gabelli Asset Fund is 1.38% for the Class AAA shares.

The average annual returns and total returns shown above are historical and reflect changes in share price, reinvested dividends and capital gains and are net of expenses.  Investment returns and the principal value of an investment will fluctuate.  When shares are redeemed, they may be worth more or less than their original cost.  Securities of smaller companies present greater risk than securities of larger, more established companies.  The stocks of smaller companies may trade less frequently and experience more abrupt price movements than stocks of larger companies.  Stocks are subject to market, economic and business risks that cause their prices to fluctuate.  Call 1-800-GABELLI for performance as of the most recent month-end.  Investors should consider the investment objectives, risks, sales charges and expense of the fund carefully before investing. The prospectus contains more complete information about this and other matters. The prospectus should be read carefully before investing.

Business Highlights

-
In May, Agnes Mullady was named a Senior Vice President of GAMCO.  Ms. Mullady continues to serve as President and C.O.O. of the Closed End Fund division of Gabelli Funds, LLC, Vice President of Gabelli Funds, LLC, and Treasurer of all Gabelli/GAMCO investment companies.

-
The Gabelli Prize was awarded to Richard H. Thaler, Ph. D., a professor of behavioral finance at the University of Chicago’s Graduate School of Business.  Dr. Thaler is the fifth recipient of the Gabelli Prize for Graham & Dodd, Murray, Greenwald Award for Value Investing.  The Gabelli Prize was launched to honor individual contributions which serve the goals of refining, extending, and disseminating the practice of Value Investing.

-	GAMCO hosted its twenty-fourth annual meeting for institutional and private wealth management clients at the Hotel Pierre in New York in May.

-
Gabelli & Company, Inc. held three research conferences during the second quarter in New York City.  In May, the 2nd Annual Specialty Chemicals Conference featured management presentations from several leading global producers of agricultural, water treatment, industrial and consumer related specialty chemical firms.  In June, the Cap & Trade Symposium featured speakers from the National Resource Defense Council, Allegheny Energy, and Climate Exchange and explored with our clients the impact of the potential climate change legislation on industries and companies, as well as looked at the emergence of the market for emissions trading.  Also in June, the Healthcare Symposium featured presentations from senior management of various dental, dermatology, and specialty healthcare manufacturers and distributors.

Other Financial Highlights

Statement of Financial Condition – Liquidity and Flexibility

On July 2, 2009, Standard & Poor’s affirmed the Company’s BBB/A-2 issuer credit ratings.  At the same time, they revised their outlook from stable to negative.

Our liquid balance sheet, coupled with investment grade credit ratings from both Moody’s and Standard & Poor’s, provides access to financial markets and the flexibility to opportunistically add operating resources to our firm, repurchase our stock and consider strategic initiatives, including acquisitions and lift-outs.

The Company’s shelf registration provides GAMCO with the flexibility of issuing any combination of senior and subordinate debt securities, convertible debt securities and equity securities (including common and preferred securities) up to a total amount of $400 million.

We ended the quarter with approximately $677.9 million in cash and investments versus $644.9 million at March 31, 2009.  This included approximately $81.6 million of our investments in The Gabelli Dividend & Income Trust, The Gabelli Global Deal Fund and Westwood Holdings Group, as well as other investments of $9.7 million, all classified as available for sale securities.

 Our debt at June 30, 2009 consisted of $99 million of 5.5% senior notes due May 2013, a $40 million 6% convertible note due August 2011 and a $60 million 6.5% convertible note due October 2018.  We had adjusted cash and investments in securities, net of debt, noncontrolling interest and mandatorily redeemable shares, of $17.03 per share on June 30, 2009 compared with $15.76 per share on March 31, 2009.  We caution that this metric, while correct from a mathematical point of view, is not always the same as investors would view cash-on-hand.

       Book value was $471.1 million or $16.98 per share on June 30, 2009 compared to $450.6 million or $16.24 per share on March 31, 2009.

Shareholder Compensation

Spin-off

         In March of 2009, the Company distributed to GBL shareholders 14.930 shares of Teton class B stock for every 1,000 shares of GBL held on the record date.

Dividends

On May 5, 2009, our Board of Directors declared a quarterly dividend of $.03 per share to all of its Class A and Class B shareholders, payable on June 30, 2009 to shareholders of record on June 16, 2009.  We returned $0.8 million in dividends during both the second quarter of 2009 and 2008 and $2.0 million and $1.7 million in dividends during the first six months of 2009 and 2008, respectively.

GAMCO announced that on August 4, 2009 its Board of Directors declared a quarterly dividend of $.03 per share to all of its Class A and Class B shareholders, payable on September 29, 2009 to shareholders of record on September 15, 2009.

Stockholders’ Equity

In the second quarter of 2009, the Company repurchased 3,500 of the Company’s shares at an average price of $48.38.

Since our IPO of six million shares at a price of $17.50 per share in 1999, the Company has repurchased $241 million, representing 6,056,083 shares at an average price of $39.78 per share and has paid cumulative dividends of $147.4 million.

Shares outstanding on June 30, 2009 were 27.7 million, largely unchanged from the March 31, 2009 shares of 27.8 million and 0.5 million shares, or 1.8%, below the 28.2 million shares outstanding on June 30, 2008.  The decline in the outstanding shares from June 2008 to June 2009 primarily reflects open market repurchases of 447,400 shares.  Fully diluted shares outstanding for the second quarter of 2009 were 27.5 million, versus first quarter 2009’s level of 27.4 million and second quarter 2008’s level of 28.7 million.

NOTES ON NON-GAAP FINANCIAL MEASURES

A.
	6/30/09	12/31/08	6/30/08
Cash and cash equivalents	$410.6	$333.3	$266.3
Investments (trading)	165.7	214.5	268.7
Total cash and investments (trading)	576.3	547.8	535.0
Net amounts receivable from/(payable to) brokers	10.3	14.6	17.0
Adjusted cash and investments (trading)	586.6	562.4	552.0
Investments (available for sale)	91.3	76.1	127.1
Total adjusted cash and investments	$677.9	$638.5	$679.1

We believe adjusted cash and investments is a more useful measure of the company’s liquidity for analytical purposes.

Net amounts receivable from/(payable to) brokers reflect cash and cash equivalents held with brokers and cash payable for securities purchased and recorded on a trade date basis for which settlement occurs subsequent to period-end.

B.
Operating income before management fee expense is used by management for purposes of evaluating its business operations.  We believe this measure is useful in illustrating the operating results of GAMCO Investors, Inc. (the “Company”) as management fee expense is based on pre-tax income before management fee expense, which includes non-operating items including investment gains and losses from the Company’s proprietary investment portfolio and interest expense.  The reconciliation of operating income before management fee expense to operating income is provided in Table VI.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

Our disclosure and analysis in this press release contain some forward-looking statements.  Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results.  Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, there can be no assurance that our actual results will not differ materially from what we expect or believe.  Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation: the adverse effect from a decline in the securities markets; a decline in the performance of our products; a general downturn in the economy; changes in government policy or regulation; changes in our ability to attract or retain key employees; and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations.  We also direct your attention to any more specific discussions of risk contained in our Form 10-K and other public filings.  We are providing these statements as permitted by the Private Litigation Reform Act of 1995.  We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations or if we receive any additional information relating to the subject matters of our forward-looking statements.

The Company reported Assets Under Management as follows (millions):

Table I: Fund Flows – 2nd Quarter 2009 (millions)
	March 31, 2009	Closed-end Fund distributions, net of reinvestments	Net Cash Flows	Market Appreciation	June 30, 2009
Equities:
Open-end Funds	$5,627	$-	$130	$927	$6,684
Closed-end Funds	3,359	(84)	39	508	3,822
Institutional & PWM - direct	6,227	-	(42)	1,147	7,332
Institutional & PWM – sub-advisory	1,202	-	(3)	277	1,476
Investment Partnerships	265	-	(11)	12	266
Total Equities	16,680	-	113	2,871	19,580
Fixed Income:
Money-Market Fund	1,794	-	(30)	1	1,765
Institutional & PWM	21	-	-	-	21
Total Fixed Income	1,815	-	(30)	1	1,786
Total Assets Under Management	$ 18,495	$ (84)	$ 83	$ 2,872	$ 21,366

Table II:
Equities:	June 30, 2008	June 30, 2009	% Inc.(Dec.)
Open-end Funds	$9,063	$6,684	(26.2)
Closed-end Funds	5,704	3,822	(33.0)
Institutional & PWM - direct	9,564	7,332	(23.3)
Institutional & PWM - sub-advisory	2,043	1,476	(27.8)
Investment Partnerships	354	266	(24.9)
Total Equities	26,728	19,580	(26.7)
Fixed Income:
Money-Market Fund	1,153	1,765	53.1
Institutional & PWM	17	21	23.5
Total Fixed Income	1,170	1,786	52.6
Total Assets Under Management	$ 27,898	$ 21,366	(23.4)

Note: Teton’s AUM at June 30, 2008 were $434 million and have been excluded from Table II.

Table III:	Assets Under Management By Quarter (millions)
						% Increase/ (decrease) from
Equities:	6/08	9/08	12/08	3/09	6/09	6/08	3/09
Open-end Funds	$9,063	$8,015	$6,139	$5,627	$6,684	(26.2)	18.8
Closed-end Funds	5,704	4,869	3,792	3,359	3,822	(33.0)	13.8
Institutional & PWM - direct	9,564	8,964	6,861	6,227	7,332	(23.3)	17.7
Institutional & PWM - sub-advisory	2,043	1,964	1,585	1,202	1,476	(27.8)	22.8
Investment Partnerships	354	340	295	265	266	(24.9)	0.4
Total Equities	26,728	24,152	18,672	16,680	19,580	(26.7)	17.4
Fixed Income:
Money-Market Fund	1,153	1,003	1,507	1,794	1,765	53.1	(1.6)
Institutional & PWM	17	19	22	21	21	23.5	-
Total Fixed Income	1,170	1,022	1,529	1,815	1,786	52.6	(1.6)
Total Assets Under Management	$ 27,898	$ 25,174	$ 20,201	$ 18,495	$ 21,366	(23.4)	15.5
Note: Teton’s AUM at June 30, 2008, September 30, 2008 and December 31, 2008 were $434 million, $418 million and $450 million, respectively, and have been excluded from Table III.

Table IV

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Three Months Ended June 30,
	2009		2008	% Inc. (Dec.)

Investment advisory and incentive fees	$35,989		$55,131	(34.7%)
Commission revenue	3,949		3,664	7.8
Distribution fees and other income	5,233		6,629	(21.1)

Total revenues	45,171		65,424	(31.0)

Compensation costs	19,681		27,857	(29.3)
Distribution costs	5,583		6,700	(16.7)
Other operating expenses	4,942		7,074	(30.1)

Total expenses	30,206		41,631	(27.4)

Operating income before management fee	14,965		23,793	(37.1)

Investment income	11,531		4,206	174.2
Interest expense	(3,435)		(2,187)	57.1
Other income, net	8,096		2,019	301.0

Income before management fee and income taxes	23,061		25,812	(10.7)
Management fee expense	2,304		2,586	(10.9)
Income before income taxes	20,757		23,226	(10.6)
Income taxes expense	7,133		8,719	(18.2)
Net income	13,624		14,507	(6.1)
Net income attributable to the noncontrolling interests	308		48	n/m
Net income attributable to GAMCO Investors, Inc.	$ 13,316		$ 14,459	(7.9)

Net income attributable to GAMCO Investors, Inc. per share:
Basic	$ 0.49		$ 0.52	(5.8)

Diluted	$ 0.48		$ 0.51	(5.9)

Weighted average shares outstanding:
Basic	27,384	(a)	27,948	(2.0)

Diluted	27,508		28,743	(4.3%)

Notes:
(a) Shares outstanding at June 30, 2009 were 27,747,964, including 363,400 RSAs.
See GAAP to Non-GAAP reconciliation at page 12.

Table V

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Six Months Ended June 30,
	2009		2008	% Inc. (Dec.)

Investment advisory and incentive fees	$71,188		$111,972	(36.4%)
Commission revenue	7,599		6,920	9.8
Distribution fees and other income	9,743		13,080	(25.5)

Total revenues	88,530		131,972	(32.9)

Compensation costs	40,466		56,780	(28.7)
Distribution costs	11,005		13,033	(15.6)
Other operating expenses	9,243		13,128	(29.6)

Total expenses	60,714		82,941	(26.8)

Operating income before management fee	27,816		49,031	(43.3)

Investment income	15,401		591	n/m
Interest expense	(6,669)		(4,204)	58.6
Other income / (expense), net	8,732		(3,613)	n/m

Income before management fee and income taxes	36,548		45,418	(19.5)
Management fee expense	3,653		4,567	(20.0)
Income before income taxes	32,895		40,851	(19.5)
Income taxes expense	11,121		16,045	(30.7)
Net income	21,774		24,806	(12.2)
Net loss / (loss) attributable to the noncontrolling interests	246		(139)	n/m
Net income attributable to GAMCO Investors, Inc.	$ 21,528		$ 24,945	(13.7)

Net income attributable to GAMCO Investors, Inc. per share:
Basic	$ 0.79		$ 0.89	(11.2)

Diluted	$ 0.78		$ 0.89	(12.4)

Weighted average shares outstanding:
Basic	27,381	(a)	28,070	(2.5)

Diluted	27,446		28,116	(2.4%)

Notes:
(a) Shares outstanding at June 30, 2009 were 27,747,964, including 363,400 RSAs.
See GAAP to Non-GAAP reconciliation at page 12.

 Table VI

GAMCO INVESTORS, INC.
UNAUDITED QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)

	2009			2008
	1st Quarter	2nd Quarter	YTD 2009	1st Quarter	2nd Quarter	YTD 2008	3rd Quarter	4th Quarter	Full-Year
Income Statement Data:

Revenues	$43,359	$45,171	$88,530	$66,548	$65,424	$131,972	$62,980	$50,060	$245,012

Expenses	30,508	30,206	60,714	41,310	41,631	82,941	39,967	33,001	155,909

Operating income before management fee	12,851	14,965	27,816	25,238	23,793	49,031	23,013	17,059	89,103

Investment income / (loss)	3,870	11,531	15,401	(3,615)	4,206	591	(3,446)	(36,308)	(39,163)
Interest expense	(3,234)	(3,435)	(6,669)	(2,017)	(2,187)	(4,204)	(2,091)	(3,146)	(9,441)
Other income / (expense), net	636	8,096	8,732	(5,632)	2,019	(3,613)	(5,537)	(39,454)	(48,604)

Income/(loss) before manage- ment fee and income taxes	13,487	23,061	36,548	19,606	25,812	45,418	17,476	(22,395)	40,499
Management fee expense/(income)	1,349	2,304	3,653	1,981	2,586	4,567	1,740	(2,221)	4,086
Income/(loss) before income taxes	12,138	20,757	32,895	17,625	23,226	40,851	15,736	(20,174)	36,413
Income tax expense/(benefit)	3,988	7,133	11,121	7,326	8,719	16,045	3,837	(7,559)	12,323
Net income/(loss)	8,150	13,624	21,774	10,299	14,507	24,806	11,899	(12,615)	24,090
Net income/(loss) attributable
to the noncontrolling interests	(62)	308	246	(187)	48	(139)	(86)	(551)	(776)
Net income/(loss) attributable to GAMCO Investors, Inc.	$ 8,212	$ 13,316	$ 21,528	$ 10,486	$ 14,459	$ 24,945	$ 11,985	$ (12,064)	$ 24,866

Net income/(loss) attributable to
GAMCO Investors, Inc. per share:
Basic	$ 0.30	$ 0.49	$ 0.79	$ 0.37	$ 0.52	$ 0.89	$ 0.43	$ (0.44)	$ 0.89

Diluted	$ 0.30	$ 0.48	$ 0.78	$ 0.37	$ 0.51	$ 0.89	$ 0.43	$ (0.44)	$ 0.89

Weighted average shares outstanding:
Basic	27,379	27,384	27,381	28,175	27,948	28,070	27,602	27,472	27,805

Diluted	27,386	27,508	27,446	28,277	28,743	28,116	28,400	27,482	27,841

Reconciliation of Non-GAAP
Financial measures to GAAP:
Operating income before management fee	12,851	14,965	27,816	25,238	23,793	49,031	23,013	17,059	89,103
Deduct: management fee expense/(income)	1,349	2,304	3,653	1,981	2,586	4,567	1,740	(2,221)	4,086
Operating income	11,502	12,661	24,163	23,257	21,207	44,464	21,273	19,280	85,017

Operating margin before management fee	29.6%	33.1%	31.4%	37.9%	36.4%	37.2%	36.5%	34.1%	36.4%
Operating margin after management fee	26.5%	28.0%	27.3%	34.9%	32.4%	33.7%	33.8%	38.5%	34.7%

Table VII

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
 (dollars in thousands, except per share data)

	June 30,	December 31,	June 30,
	2009	2008	2008

ASSETS

Cash and cash equivalents (a)	$ 410,552	$ 333,332	$ 266,344
Investments (a)	264,117	292,199	397,788
Receivable from brokers	15,226	16,460	21,936
Other receivables	16,077	16,233	22,590
Income tax receivable and deferred tax assets	9,303	23,952	3,648
Other assets	14,749	15,458	15,487

Total assets	$ 730,024	$ 697,634	$ 727,793

LIABILITIES AND STOCKHOLDERS’ EQUITY

Payable to brokers	$ 4,914	$ 1,857	$ 4,888
Compensation payable	13,539	15,862	29,162
Securities sold short, not yet purchased	7,037	1,677	2,105
Accrued expenses and other liabilities	29,512	30,330	31,232
Sub-total	55,002	49,726	67,387

5.5% Senior notes (due May 15, 2013)	99,000	99,000	100,000
6.5% Convertible note (due October 2, 2018)	60,000	60,000	-
6% Convertible note (due August 14, 2011)	39,808	39,766	39,726
Total debt	198,808	198,766	139,726
Total liabilities	253,810	248,492	207,113

Redeemable noncontrolling interest	1,326	4,201	4,503

GAMCO Investors, Inc.’s stockholders’ equity	471,101	440,153	510,929
Noncontrolling interest	3,787	4,788	5,248
Total stockholders' equity	474,888	444,941	516,177

Total liabilities and stockholders' equity	$ 730,024	$ 697,634	$ 727,793

(a) At June 30, 2009 and December 31, 2008, $0.2 million and $62.0 million and $2.1 million and $59.9 million are held in escrow for the Cascade Note and classified as Cash and cash equivalents and Investments, respectively.

Gabelli Funds Morningstar Ratings Based on Risk Adjusted returns as of June 30, 2009
		Overall Rating		3 Year Rating		5 Year Rating		10 Year Rating
FUND	Morningstar Category	Stars	# of Funds	Stars	# of Funds	Stars	# of Funds	Stars	# of Funds
Gabelli ABC AAA	Mid-Cap Blend	êêêêê	382	êêêêê	382	êêêêê	293	êêêêê	144
Gabelli Asset AAA	Mid-Cap Blend	êêêê	382	êêêê	382	êêêê	293	êêê	144
Gabelli Blue Chip Value AAA	Large Value	êêêê	1154	êêêê	1154	êêêê	951	n/a	452
Gabelli Equity Income AAA	Large Value	êêêê	1154	êêêê	1154	êêêê	951	êêêêê	452
Gabelli Small Cap Growth AAA	Small Blend	êêêêê	570	êêêêê	570	êêêêê	465	êêêê	231
Gabelli SRI Green AAA	Mid-Cap Blend	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Gabelli Utilities AAA	Specialty – Utilities	êêê	93	êêêê	93	êêê	78	n/a	50
Gabelli Value A	Mid-Cap Blend	êê	382	êê	382	êê	293	êê	144
Gabelli Woodland Small Cap Value AAA	Small Blend	êêê	570	êêêê	570	êêê	465	n/a	231
GAMCO Global Convertible Secs AAA	Convertibles	ê	72	ê	72	ê	67	ê	48
GAMCO Global Growth AAA	World Stock	êêê	544	êêê	544	êêê	446	êê	253
GAMCO Global Opportunity AAA	World Stock	êêê	544	êêê	544	êêêê	446	êêê	253
GAMCO Global Telecommunications AAA	Specialty – Communications	êêêê	38	êêêê	38	êêêê	35	êêê	13
GAMCO Gold AAA	Specialty – Precious Metals	êêêê	61	êêê	61	êêê	58	êêêê	36
GAMCO Growth AAA	Large Growth	êêê	1565	êêê	1565	êêê	1294	êê	663
GAMCO International Growth AAA	Foreign Large Growth	êêê	226	êêê	226	êêê	172	êêê	89
GAMCO Mathers	Conservative Allocation	êêê	485	êêêêê	485	êêê	315	êê	134
GAMCO Westwood Balanced AAA	Moderate Allocation	êêêê	960	êêêê	960	êêêêê	793	êêêê	453
GAMCO Westwood Equity AAA	Large Value	êêêê	1154	êêêê	1154	êêêêê	951	êêêê	452
GAMCO Westwood Income AAA	Moderate Allocation	êêê	960	ê	960	êêê	793	êêêêê	453
GAMCO Westwood Intermediate AAA	Intermediate-Term Bond	êêê	983	êêêê	983	êêê	860	êêê	476
GAMCO Westwood Mighty Mites AAA	Small Blend	êêêêê	570	êêêêê	570	êêêêê	465	êêêêê	231
GAMCO Westwood SmallCap Equity AAA	Small Blend	êê	570	êêê	570	êêêê	465	ê	231
Gabelli Enterprise Mergers & Acquisitions Y	Mid-Cap Blend	êêêêê	382	êêêêê	382	êêêêê	293	n/a	144
Comstock Capital Value AAA	Bear Market	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
Percent of Rated funds rated 4 or 5 stars		47.83%		60.87%		52.17%		42.11%

The overall Morningstar Rating™ is derived from a weighted average of the performance figures associated with its three, five and ten year (if applicable) Morningstar Rating™ metrics.  Data presented reflects past performance, which is no guarantee of future results. © 2008 Morningstar, Inc. All rights Reserved.  Ratings are for Class AAA, A or Y shares only.  Other classes may contain different performance characteristics.  For each fund with at least a three year history, Morningstar calculates a Morningstar Rating™ based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund's monthly performance (including the effects of sales charges, loads, and redemption fees), placing more emphasis on downward variations and rewarding consistent performance.  The top 10% of the funds in each category recieve 5 stars, the next 22.5% recieve 4 stars, the next 35% recieve 3 stars, the next 22.5% recieve 2 stars, and the bottom 10% recieve 1 star.  (Each share class is counted as a fraction of one fund within this scale and rated separatley, which may cause slight variations in the distribution percentages.)  Strong relative performance is not indicative of positive fund returns.  2008 absolute performance for most funds was negative.  Investors should consider the investment objectives, risks, sales charges and expenses of the fund carefully before investing.  The prospectus contains more information about this and other matters.  The prospectus should be read carefully before investing.  Distributed by Gabelli & Company, One Corporate Center, Rye, NY 10580  Call 1-800-GABELLI (422-3554) for a prospectus.

GABELLI/GAMCO FUNDS		Gabelli Funds Lipper Rankings as of June 30, 2009
		1 Yr – 06/30/08-06/30/09		3 Yrs – 06/30/06-06/30/09		5 Yrs – 06/30/04-06/30/09		10 Yrs – 06/30/99-06/30/09
Fund Name	Lipper Category	Percentile Rank	Rank / Total Funds	Percentile Rank	Rank / Total Funds	Percentile Rank	Rank / Total Funds	Percentile Rank	Rank / Total Funds
Gabelli Asset; AAA	Multi-Cap Core Funds	43	320/759	17	99/614	9	40/463	22	39/178
Gabelli Value Fund; A	Multi-Cap Core Funds	67	506/759	82	504/614	80	368/463	47	83/178
Gabelli SRI; AAA	Multi-Cap Core Funds	1	7/759	-	-	-	-	-	-
Gabelli Eq:Eq Inc; AAA	Equity Income Funds	52	151/294	32	75/234	28	52/186	10	10/104
GAMCO Ww:Income; AAA	Equity Income Funds	43	125/294	62	145/234	-	-	-	-
GAMCO Growth; AAA	Large-Cap Growth Funds	68	569/841	55	392/717	33	195/602	61	189/313
GAMCO Ww:SmCp Eq; AAA	Small-Cap Core Funds	63	483/766	47	287/617	18	89/503	98	237/242
Gabelli Eq:SC Gro; AAA	Small-Cap Core Funds	11	81/766	9	52/617	12	56/503	19	46/242
GAMCO Ww:Mhty M; AAA	Small-Cap Core Funds	4	30/766	2	9/617	5	24/503	15	36/242
Gabelli Eq:Wd SCV; AAA	Small-Cap Core Funds	26	197/766	17	100/617	31	155/503	-	-
GAMCO Gl:Oppty; AAA	Global Multi-Cap Growth	39	34/87	50	28/56	18	8/46	19	5/26
GAMCO Gl:Growth; AAA	Global Large-Cap Core	72	70/97	46	39/85	35	25/71	73	27/36
GAMCO Gold; AAA	Gold Oriented Funds	62	42/67	39	21/53	39	19/48	20	6/29
GAMCO Intl Gro; AAA	International Large-Cap Growth	38	60/160	65	84/129	76	74/97	47	26/55
GAMCO Ww:Eqty; AAA	Large-Cap Value Funds	85	475/564	13	62/485	3	9/410	12	23/191
Gabelli Bl Chp Val; AAA	Large-Cap Core Funds	10	86/932	23	185/805	15	96/669	-	-
Gabelli Inv:ABC; AAA	Specialty Diversified Equity Funds	21	9/42	26	8/30	20	3/14	40	4/9
GAMCO Mathers; AAA	Specialty Diversified Equity Funds	26	11/42	33	10/30	40	6/14	70	7/9
Comstock Cap Val; A	Specialty Diversified Equity Funds	3	1/42	13	4/30	54	8/14	60	6/9
GAMCO Gl:Telecom; AAA	Telecommunications Funds	58	24/41	18	6/33	17	5/29	20	2/9
GAMCO Gl:Convert; AAA	Convertible Securities Funds	94	70/74	96	61/63	94	57/60	98	44/44
Gabelli Utilities; AAA	Utility Funds	3	3/101	19	16/87	67	49/73	-	-
GAMCO Ww:Bal – AAA	Mixed-Asset Target Alloc. Moderate Funds	66	335/513	31	116/383	7	20/293	18	25/146
787:Gabelli Merg&Acq; Y	Mid-Cap Core Funds	1	3/382	10	29/305	18	42/241	-	-
Gabelli Capital Asset Fund	Distributed through Insurance Channel	35	130/371	48	148/311	50	119/238	18	15/86
% of funds in top half		60.0%		79.2%		78.3%		68.4%

Data presented reflects past performance, which is no guarantee of future results. Strong rankings are not indicative of positive fund performance.  Absolute performance for some funds was negative.

Lipper, a wholly-owned subsidiary of Reuters, provides independent insight on global collective investments including mutual funds, retirement funds, hedge funds, fund fees and expenses to the asset management and media communities. Lipper ranks the performance of mutual funds within a classification of funds that have similar investment objectives. Rankings are historical with capital gains and dividends reinvested and do not include the effect of loads. If an expense waiver was in effect, it may have had a material effect on the total return or yield for the period.

Relative long-term investment performance remained strong with approximately 60%, 79%, 78% and 68% of firmwide mutual funds in the top half of their Lipper categories on a one-, three-, five-, and ten-year total-return basis, respectively, as of June 30, 2009.

Investors should consider carefully the investment objective, risks, charges and expenses of a fund before investing.  The Prospectus which contains more information about this and other matters, should be read carefully before investing.  You can obtain a prospectus by calling 1-800 GABELLI.  Distributed by Gabelli & Company.  Other share classes are available that have different performance characteristics.